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                                                                      EXHIBIT 2

                                                                 EXECUTION COPY













                              ACQUISITION AGREEMENT

                                   dated as of

                                  April 4, 1997

                                 by and between

                                    ABC, Inc.

                                       and

                               Knight-Ridder, Inc.









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                                TABLE OF CONTENTS
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
RECITALS ..........................................................................  1

ARTICLE I             DEFINITIONS..................................................  2

         Section 1.1  Defined Terms................................................  2
         Section 1.2  Other Terms..................................................  6

ARTICLE II            THE ACQUISITION..............................................  7

         Section 2.1  The Acquisition..............................................  7
         Section 2.2  The Consideration............................................  7
         Section 2.3  The Closing..................................................  7

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE
                      COMPANY......................................................  7

         Section 3.1  Organization and Qualification...............................  7
         Section 3.2  Capitalization...............................................  8
         Section 3.3  Authorization and Validity of Agreement......................  8
         Section 3.4  Consents and Approvals.......................................  9
         Section 3.5  No Violation.................................................  9
         Section 3.6  Financial Statements.........................................  9
         Section 3.7  Compliance with Law; Environmental Matters................... 10
         Section 3.8  Litigation................................................... 10
         Section 3.9  Employee Benefit Matters..................................... 10
         Section 3.10 Taxes........................................................ 11
         Section 3.11 Intellectual Property........................................ 12
         Section 3.12 Contracts.................................................... 12
         Section 3.13 Labor Matters................................................ 12
         Section 3.14 Brokers and Finders.......................................... 12
         Section 3.15 Absence of Certain Changes................................... 12
         Section 3.16 Assets....................................................... 12
         Section 3.17 Acquisition for Investment................................... 13

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF
                      ACQUIROR..................................................... 13

         Section 4.1  Organization and Qualification............................... 13
         Section 4.2  Capitalization............................................... 13
         Section 4.3  Authorization and Validity of Agreement...................... 14
         Section 4.4  Consents and Approvals....................................... 14
         Section 4.5  No Violation................................................. 15
         Section 4.6  SEC Reports; Financial Statements............................ 15
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
         Section 4.7  Compliance with Law.......................................... 15
         Section 4.8  Litigation................................................... 16
         Section 4.9  Employee Benefit Matters..................................... 16
         Section 4.10 Taxes........................................................ 17
         Section 4.11 Contracts.................................................... 18
         Section 4.12 Labor Matters................................................ 18
         Section 4.13 Brokers and Finders.......................................... 18
         Section 4.14 Absence of Certain Changes................................... 19

ARTICLE V             COVENANTS OF THE COMPANY..................................... 19

         Section 5.1  Conduct of the Company....................................... 19
         Section 5.2  Taxes........................................................ 21
         Section 5.3  Certain Debt................................................. 21
         Section 5.4  Financial Statements......................................... 21

ARTICLE VI            COVENANTS OF ACQUIROR........................................ 22

         Section 6.1  Conduct of Acquiror.......................................... 22
         Section 6.2  Taxes........................................................ 22
         Section 6.3  Company Names................................................ 24
         Section 6.4  Compensation and Benefits.................................... 24

ARTICLE VII           COVENANTS OF ACQUIROR AND THE COMPANY........................ 24

         Section 7.1  Access to Information........................................ 24
         Section 7.2  Efforts...................................................... 25
         Section 7.3  Certain Filings.............................................. 25
         Section 7.4  Public Announcements......................................... 25
         Section 7.5  Filing of Tax Returns and Payment of Taxes................... 26
         Section 7.6  Apportionment................................................ 27
         Section 7.7  Cooperation and Books and Records............................ 27
         Section 7.8  Notice of Audit.............................................. 27
         Section 7.9  Certain Rights and Obligations Subsequent to Closing......... 27
         Section 7.10 Tax Contests................................................. 30
         Section 7.11 Notices of Certain Events.................................... 31
         Section 7.12 Employee Benefit Plans....................................... 31
         Section 7.13 Implied Warranties........................................... 31

ARTICLE VIII          CONDITIONS TO THE ACQUISITION................................ 32

         Section 8.1  Conditions to Obligations of Each Party to Effect the
                      Acquisition.................................................. 32
         Section 8.2  Conditions Precedent to the Obligations of the
                      Company...................................................... 32
         Section 8.3  Conditions Precedent to the Obligations of Acquiror.......... 34
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
ARTICLE IX             TERMINATION................................................. 35

         Section 9.1   Termination................................................. 35
         Section 9.2   Effect of Termination....................................... 35

ARTICLE X              MISCELLANEOUS............................................... 36

         Section 10.1  Nonsurvival of Representations, Warranties and
                       Covenants................................................... 36
         Section 10.2  Notices..................................................... 36
         Section 10.3  Entire Agreement............................................ 37
         Section 10.4  Assignment; Binding Effect.................................. 37
         Section 10.5  Fees and Expenses........................................... 37
         Section 10.6  Amendments.................................................. 38
         Section 10.7  Waiver...................................................... 38
         Section 10.8  Severability................................................ 38
         Section 10.9  Captions.................................................... 38
         Section 10.10 Counterparts................................................ 38
         Section 10.11 Governing Law............................................... 38
         Section 10.12 Limitations of Remedies..................................... 39
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                              ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT ("Agreement") is made and entered into this 4th day of April, 1997, by and between ABC, Inc., a New York corporation (the "Company"), and Knight-Ridder, Inc., a Florida corporation ("Acquiror").

                                    RECITALS

         WHEREAS, the Boards of Directors of Acquiror and the Company have approved, and deem it advisable and in the best interests of their respective stockholders that Acquiror acquire, and the Company divest itself of, certain publishing businesses of the Company, which businesses are owned by ABC Media, Inc., a New York corporation and a wholly owned subsidiary of the Company ("Media"), pursuant to the terms and conditions set forth in this Agreement; and

         WHEREAS, Acquiror and the Company are unwilling to consummate Acquiror's acquisition of all of the outstanding shares of the common stock, par value $.01 per share, of Media (the "Media Common Stock") from the Company unless and until Media divests itself of certain businesses and other assets that are currently owned directly and indirectly by Fairchild Publications, Inc., a Connecticut corporation and a wholly owned subsidiary of Media (together with its Subsidiaries, "Fairchild") and Imprint, Inc., a Delaware corporation and a wholly owned subsidiary of Media ("Imprint"); and

         WHEREAS, the Boards of Directors of Acquiror and the Company have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the transactions contemplated by this Agreement; and

         WHEREAS, it is the intention of the parties that, for federal income tax purposes, (i) the distribution by Media of all of the stock of Fairchild (which, at that time, will own all of the outstanding stock of Imprint) to the Company will constitute a wholly tax-free distribution under Section 355 and/or
Section 361 of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to which no gain or loss is recognized and no amount will be included in income and (ii) the exchange of all of the Media Common Stock solely in consideration for shares of Series B Voting Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock"), of Acquiror (the "Acquisition") will qualify as a "reorganization," with respect to which no gain or loss is recognized, within the meaning of Section 368(a)(1)(B) of the Code; and

         WHEREAS, Acquiror and the Company desire to make, and have relied upon, certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:




                                       1
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                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Defined Terms. When used in this Agreement, the following terms shall have the meanings set forth in this Article I. All article and section numbers used in this Agreement refer to articles and sections of this Agreement unless otherwise specifically described:

         "ACQUIROR BENEFIT PLANS" means all employee benefit plans and other benefit arrangements covering employees of Acquiror, other than multiemployer plans (as defined in Section 3(37) of ERISA).

         "ACQUIROR BY-LAWS" means the by-laws of Acquiror, as amended.

         "ACQUIROR CHARTER" means the Articles of Incorporation of Acquiror, as amended.

         "ACQUIROR DISCLOSURE SCHEDULE" means the Disclosure Schedule delivered by Acquiror to the Company simultaneously with the execution and delivery of this Agreement.

         "ACQUIROR SEC DOCUMENTS" means all reports, schedules, forms, statements and other documents required to be filed by Acquiror with the SEC under the Securities Act and the Exchange Act since January 1, 1995.

         "ADVERSE TAX DEVELOPMENT" means, on or after the date hereof, the enactment of any legislation; the passage of any bill by either house of Congress; the action or announcement of proposed action with respect to, or consideration of, proposed legislation by any congressional committee or member thereof; the introduction of legislation by any member of Congress; the announcement by any member of Congress of an intent to introduce legislation; the announcement by the Executive branch of an intent to propose legislation; any announcement or notice by the IRS or the Department of Treasury, including the issuance of any ruling or the proposal or adoption of any regulation; and any similar action, event or development that may or will result in the imposition of a material amount of federal income tax on the Company, Media, Fairchild or any of their respective Subsidiaries or Affiliates in respect of the transactions contemplated hereby.

         "AFFILIATE" means, with respect to any specified Person, a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, including, without limitation, each Subsidiary. Prior to the Closing, Media and its Subsidiaries will be Affiliates of the Company but not of Acquiror or any of its Affiliates. Following the Closing, Media and its Subsidiaries will be Affiliates of Acquiror but not of the Company or any of its Affiliates.

         "AVERAGE TRADING PRICE" means the average of the high and low sales prices of Acquiror Common Stock as reported on the NYSE Composite Tape on each of the 15 consecutive trading days immediately preceding the fifth trading day prior to the Closing Date.

         "COMPANY BY-LAWS" means the by-laws of the Company, as amended.



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         "COMPANY CHARTER" means the Certificate of Incorporation of the
Company, as amended.

         "COMPANY DISCLOSURE SCHEDULE" means the Disclosure Schedule delivered by the Company to Acquiror simultaneously with the execution and delivery of this Agreement.

         "CONTRACT" means any written note, bond, mortgage, indenture, lease, contract, agreement, obligation or commitment.

         "CREDIT AGREEMENT" means the agreement relating to the indebtedness described in Section 5.3 hereof.

         "ENVIRONMENTAL LAWS" means any applicable federal, state, local or foreign law, treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction, each as in effect on or prior to the Closing Date, relating to the environment, safety or health or to any Hazardous Substance.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" means any entity which, together with the Company or Acquiror, as the case may be, would be treated as a single employer under
Section 414(b) or (c) of the Code.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "FINAL DETERMINATION" means the final resolution of liability for any Tax for a Taxable Period, including any related interest or penalties, (i) by IRS Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the IRS, or by a comparable form under the laws of other jurisdictions; except that a Form 870 or 870-AD or comparable form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund or the right of the Taxing Authority to assert a further deficiency shall not constitute a Final Determination; (ii) by a decision, judgment, decree or other order by a court of competent jurisdiction, which has become final and unappealable; (iii) by a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreements under the laws of other jurisdictions; (iv) by any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered (including by way of offset) by the Tax imposing jurisdiction; or (v) by any other final disposition, including by reason of the expiration of the applicable statute of limitations.

         "GAAP" means United States generally accepted accounting principles.

         "GOVERNMENTAL ENTITY" means any government or any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, federal, state, local or foreign.



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         "HAZARDOUS SUBSTANCE" means any substance, waste or material (including petroleum, its derivatives, by-products and other hydrocarbons) that is listed or defined as toxic, radioactive or hazardous by, and is regulated under, any Environmental Law.

         "INTELLECTUAL PROPERTY" means domestic and foreign patents, patent applications, inventions, invention disclosures, trademark and service mark applications, registered trademarks, registered service marks, copyrights, trademarks, service marks, trade names, material trade secrets, know-how, formulae and processes and all other similar items of intellectual property.

         "INTERIM PERIOD" means, with respect to any Taxable Period that begins on or before the Closing Date and ends after the Closing Date, the portion of such period that ends on the Closing Date.

         "IRS" means the Internal Revenue Service.

         "KNOWLEDGE" means the actual knowledge of the officers of the relevant entity.

         "LIEN" means any adverse claim, restriction on voting or transfer or pledge, lien, charge, encumbrance, defect in title, easement, covenant, right-of-way, other matter of record and other matters subject to which the leases of facilities are granted, or any other security interest of any kind.

         "MEDIA BENEFIT PLANS" means all employee benefit plans and other benefit arrangements covering employees of Media or its Subsidiaries, other than multiemployer plans (as defined in Section 3(37) of ERISA).

         "MEDIA BY-LAWS" means the by-laws of Media, as amended.

         "MEDIA CHARTER" means the Certificate of Incorporation of Media, as amended.

         "NET WORTH AMOUNT" means the Shareholders Equity as reflected on the Publishing Business Balance Sheet.

         "NYSE" means The New York Stock Exchange, Inc.

         "OTHER FILINGS" means any filings required to be filed by the Company or Acquiror with any Governmental Entity under the Securities Act, the Exchange Act, any stock exchange rule or any other federal, state, local or foreign laws in connection with the transactions contemplated hereby.

         "PERMIT" means any license, franchise, permit, consent, concession, order, approval, authorization or registration from, of or with a Governmental Entity.

         "PERMITTED LIENS" means any Liens (i) reflected or referred to in the Publishing Business Balance Sheet or the notes thereto (in the case of the Company) or in the financial statements contained in the Acquiror SEC Documents (in the case of Acquiror), (ii) referred to in the Company Disclosure Schedule or the Acquiror Disclosure Schedule, as the case may be, (iii) for Taxes that are (a) not yet due or payable or delinquent or (b) being contested in good faith, (iv) that constitute mechanics', carriers', workers' or like liens or (v) that, individually or




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in the aggregate, would not have a Material Adverse Effect (as defined in
Section 3.1) on Media and its Subsidiaries, taken as a whole, or Acquiror and its Subsidiaries, taken as a whole, as the case may be.

         "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Entity.

         "PRE-CLOSING PERIOD" means any Taxable Period, or portion thereof, that ends on or before the Closing Date.

         "PRIOR CONTRIBUTIONS" means the prior transfers of assets by Media described in Exhibit A hereto.

         "PRIOR MERGERS" means the prior transfers of assets to Media in statutory mergers described in Exhibit B hereto.

         "PRIOR TRANSACTIONS" means the Prior Mergers and the Prior
Contributions.

         "PUBLISHING BUSINESS" means the businesses and operations that will be conducted by Media and its Subsidiaries, after giving effect to the Spinoff at the Closing Date, as set forth on Exhibit C hereto, including the online, cable book and alternate delivery businesses relating to those businesses and operations set forth on Exhibit C hereto.

         "PUBLISHING BUSINESS BALANCE SHEET" means the pro forma unaudited combined statements of assets and liabilities as of December 31, 1996 for the Publishing Business.

         "PUBLISHING BUSINESS FINANCIAL STATEMENTS" means the Publishing Business Balance Sheet and the pro forma unaudited statements of combined operating income for the year ended December 31, 1996 for the Publishing Business.

         "RETAINED LITIGATION" means the following matters: (i) Capital Cities
v. Ratcliff and Hutsell v. The Kansas City Star Company, (ii) Richard Connor v. Philip Meeks, The Walt Disney Company, ABC, Inc., Capital Cities/ABC, Inc., Robert Iger and Richard Connor v. Star-Telegram Operating Ltd., Star-Telegram Newspaper, Inc., Robert Woodworth, Wanda Williams and Wesley Turner and (iii) Cunningham v. The Kansas City Star Company and Capital Cities/ABC, Inc.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SERIES B PREFERRED STOCK VALUE" means the product of (x) 10 and (y) the Average Trading Price of Acquiror Common Stock. Notwithstanding the foregoing, if the Average Trading Price (i) is less than $37.00, then Series B Preferred Stock Value will be $370.00 or (ii) is greater than $44.75, then the Series B Preferred Stock Value will be $447.50.

         "SHORT PERIOD" means any Taxable Period that ends on the Closing Date.



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         "SPINOFF" means the distribution of all of the stock of Fairchild
(which, at that time, will own all of the stock of Imprint) by Media to the Company in a transaction intended to qualify as a wholly tax-free distribution under Section 355 and Section 361 of the Code.

         "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company or partnership of which such Person owns, either directly or through its Subsidiaries or Affiliates, more than 50% of (i) the total combined voting power of all classes of voting securities of such corporation or (ii) the capital or profit interests therein in the case of a partnership; provided, however, that, with respect to Media, "Subsidiary" shall not include Fairchild or Imprint or any entity which, as of the Closing Date, is a Subsidiary of Fairchild or Imprint.

         "TAX" (including with correlative meaning, the terms "TAXES" and "TAXABLE") means all forms of taxation, whenever created or imposed, whether imposed by a local, municipal, state, foreign, federal or other governmental body or authority, and, without limiting the generality of the foregoing, shall include income, gross receipts, ad valorem, excise, value-added, sales, use, transfer, franchise, license, stamp, occupation, withholding, employment, payroll, property or environmental tax or premium, together with any interest, penalty, addition to tax or additional amount imposed by any governmental body or authority responsible for the imposition of any such tax (a "TAXING AUTHORITY").

         "TAX BENEFIT" means the amount of the reduction in the liability for Taxes (including through recoveries of Taxes through the carryover of net operating losses or reductions in Taxes attributable, in whole or in part, to basis adjustments) as a result of the payment or accrual by any person of any loss, expense, other amount or Tax.

         "TAX COST" means the amount of the increase in an indemnified party's liability for Taxes (including decreases in Tax refunds and credits) as a result of the receipt or accrual of any indemnification for any loss, expense or Tax.

         "TAXABLE PERIOD" means any taxable year or any other period that is treated as a taxable year (including any Short Period or Interim Period) with respect to which any Tax may be imposed under any applicable statute, rule or regulation.

         "TAX RETURN" means any return, report, statement, information statement and the like required to be filed with any Taxing Authority.

         "TERMINATION DATE" means September 30, 1997.

         Section 1.2 Other Terms. Other terms may be defined elsewhere in this Agreement and, for the purposes of this Agreement, those other terms shall have the meanings specified in those other portions unless the context requires otherwise. Meanings specified in this Agreement shall be applicable to both the singular and plural forms of such terms and to the masculine, feminine and neuter genders, as the context requires.



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




                                   ARTICLE II

                                 THE ACQUISITION

         Section 2.1 The Acquisition. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 2.3), the Company shall transfer, assign and deliver to Acquiror, and Acquiror shall acquire from the Company, 1,200 shares of Media Common Stock, free and clear of all Liens, representing all issued and outstanding shares of Media Common Stock, solely in exchange for the Consideration (as defined below).

         Section 2.2 The Consideration. The consideration for all of the issued and outstanding shares of Media Common Stock will be solely shares of Series B Preferred Stock (the "Consideration").

         Section 2.3 The Closing. (a) The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of the Company, or such other place as the Company and Acquiror may mutually agree on the second business day after the satisfaction or waiver of the last of the conditions required to be satisfied or waived pursuant to Article VIII hereof (other than those requiring the delivery of a certificate or other document, or the taking of other action, at the Closing), or such other date as the Company and Acquiror may mutually agree in writing (the "Closing Date").

         (b) At the Closing, (i) the Company shall deliver stock certificates representing all of the outstanding shares of Media Common Stock, duly endorsed or accompanied by duly executed stock powers in blank having all necessary transfer stamps attached thereto against payment of the Consideration by Acquiror, (ii) Acquiror shall deliver a stock certificate or certificates representing shares of Series B Preferred Stock with an aggregate Series B Preferred Stock Value of $660 million and (iii) the Company, Media and Acquiror shall execute, deliver and acknowledge, or cause to be executed, delivered and acknowledged, such certificates and other documents related to the consummation of the transactions contemplated hereby as may be reasonably requested by the parties hereto.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Acquiror as follows:

         Section 3.1 Organization and Qualification. Each of the Company, Media and Media's Subsidiaries (i) is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (iii) is in good standing and duly qualified to do business in each jurisdiction in which the transaction of its business or the nature of the property owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing or to have such power or authority would not have a material adverse effect on the business, results of operations or financial condition ("Material Adverse Effect") of Media and its Subsidiaries, taken as a whole; provided, that assets or properties transferred pursuant to Section 5.1(l) hereof shall not be taken into account for purposes of determining whether there has occurred a Material Adverse Effect on Media and its Subsidiaries, taken as a whole. True and complete copies of the Company Charter, the Media Charter, the articles of incorporation, certificate of formation or limited partnership agreements, as the case may be, of Media's Subsidiaries and the Company By-Laws, the Media By-Laws and the bylaws and limited liability company agreements, as the case may be, of Media's Subsidiaries, each as amended to date and currently in full force and effect, have been made available to Acquiror. At the Closing and following the Spinoff, the only Subsidiaries of Media will be Quad County Publishing, Inc., Star Telegram Operating, Ltd. and ABC Media, LLC.

         Section 3.2 Capitalization. (a) As of the Closing Date, the authorized capital stock of Media will consist of 5,000 shares of Media Common Stock and 300 shares of Preferred Stock, par value $1.00, of Media (the "Media Preferred Stock"). There are (i) 1,200 shares of Media Common Stock issued and outstanding and no shares of Media Common Stock held in treasury, (ii) no shares of Media Common Stock reserved for issuance pursuant to outstanding stock options and no shares of Media Common Stock reserved for issuance in respect of future grants of stock options and (iii) no shares of Media Preferred Stock issued and outstanding. All outstanding shares of Media Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights and have not been issued in violation of any applicable securities laws. There are no outstanding subscriptions, options, warrants, calls, convertible securities, rights, commitments or any other agreements to which either the Company, Media, any of Media's Subsidiaries or any other person is a party or by which the Company, Media, any of Media's Subsidiaries or any other person is bound which obligate the Company, Media or Media's Subsidiaries to (i) issue, deliver or sell or cause to be issued, delivered or sold any additional shares of Media Common Stock or any other capital stock of Media or capital stock of, or membership or partnership interest in, Media's Subsidiaries or any other securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any such shares of Media Common Stock or any other capital stock of Media or capital stock of, a membership or partnership interest in, Media's Subsidiaries or (ii) purchase, redeem or otherwise acquire any shares of Media Common Stock or any other capital stock of Media or capital stock of, a membership or partnership interest in, Media's Subsidiaries.

         (b) The Company owns of record and beneficially, directly or indirectly, and will transfer to Acquiror at the Closing, valid, good and marketable title to, all of the outstanding shares of, or other equity interests in, Media free and clear of all Liens.

         (c) All of the shares of capital stock, membership and partnership interests of Media's Subsidiaries are owned directly or indirectly by Media free and clear of all Liens, except the membership interests in ABC Media, LLC, which shall be subject to a pledge, as described in the Credit Agreement.

         Section 3.3 Authorization and Validity of Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The Company's Board of Directors has duly authorized the execution, delivery and performance of each of this Agreement and the Registration Rights Agreement by the Company, and no other corporate proceedings on the part of the Company or its shareholder are necessary to authorize this Agreement or the Registration Rights Agreement or the transactions contemplated hereby or thereby. This Agreement has been,




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

and at the Closing the Registration Rights Agreement will be, duly executed and delivered by the Company and, assuming this Agreement constitutes, and at Closing the Registration Rights Agreement will constitute, the legal, valid and binding obligation of Acquiror, this Agreement constitutes, and at Closing, the Registration Rights Agreement will constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 3.4 Consents and Approvals. Neither the execution and delivery of this Agreement or the Registration Rights Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby and thereby will require on the part of the Company or any of its Affiliates any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity, except (i) for any applicable filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) as set forth in Section 3.4 of the Company Disclosure Schedule or
(iii) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not have a Material Adverse Effect on Media and its Subsidiaries, taken as a whole, or prevent the consummation of the transactions contemplated hereby and thereby.

         Section 3.5 No Violation. Except as set forth in Section 3.5 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement or the Registration Rights Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby and thereby, will (i) conflict with or violate the Company Charter or the Media Charter or the Company ByLaws or the Media By-Laws, (ii) result in a violation or breach of, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, cancellation or acceleration of, or result in the imposition of any Lien on any assets or property of the Publishing Business pursuant to any Contract or other obligation to which the Company, Media or its Subsidiaries is a party or by which the Company, Media, its Subsidiaries or any of their respective assets or properties are bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or Lien) as to which requisite waivers or consents have been obtained or which would not have a Material Adverse Effect on Media and its Subsidiaries, taken as a whole, or prevent the consummation of the transactions contemplated hereby or thereby or (iii) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in
Section 3.4 and this Section 3.5 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, Media or its Subsidiaries, or any of their respective assets or properties, except for such conflicts, violations, breaches or defaults which would not in the aggregate have a Material Adverse Effect on the Company, or Media and its Subsidiaries, taken as a whole, or prevent the consummation of the transactions contemplated hereby or thereby.

         Section 3.6 Financial Statements. The Publishing Business Financial Statements are set forth in Section 3.6 of the Company Disclosure Schedule. The Publishing Business Balance Sheet (including any related notes and schedules thereto) fairly presents in all material respects the combined financial position of the Publishing Business as of its date, and the statement of combined income included in the Publishing Business Financial Statements (including any related notes and schedules thereto) fairly present, in all material respects, the combined results of operations of the Publishing Business for the period set forth therein, in each case in accordance with generally accepted accounting standards. The Publishing Business Financial Statements may not necessarily be indicative of the financial position or results of operations that would have existed if the Publishing Business had operated as a stand-alone company.

         Section 3.7 Compliance with Law; Environmental Matters. Except as set forth in Section 3.7 of the Company Disclosure Schedule, neither Media nor any of its Subsidiaries is in violation of any applicable statute, rule, regulation, decree or order of any Governmental Entity applicable to Media or its Subsidiaries, except for violations which would not have a Material Adverse Effect on Media and its Subsidiaries, taken as a whole. Without limiting the foregoing, except for matters which would not have a Material Adverse Effect on Media and its Subsidiaries, taken as a whole, or as set forth in Section 3.7 of the Company Disclosure Schedule, (i) the businesses of Media and its Subsidiaries are being conducted in compliance with applicable Environmental Laws and (ii) to the knowledge of the Company, Media and its Subsidiaries, there has been no material release at any location of any Hazardous Substance generated by the Publishing Business. Except as set forth in Section 3.7 of the Company Disclosure Schedule or as contemplated or permitted by this Agreement, Media and its Subsidiaries hold all Permits necessary for the conduct of their respective businesses as now being conducted, except where the failure to hold such Permits would not have a Material Adverse Effect on Media and its Subsidiaries, taken as a whole.

         Section 3.8 Litigation. Except as disclosed in Section 3.8 of the Company Disclosure Schedule, there are no claims, actions, proceedings or governmental investigations pending or, to the knowledge of the Company, Media and its Subsidiaries threatened against Media or its Subsidiaries which, if adversely determined, would have a Material Adverse Effect on Media and its Subsidiaries or prevent the consummation of the transactions contemplated hereby. Neither Media nor any of its Subsidiaries is subject to any outstanding and unsatisfied order, writ, judgment, injunction or decree or settlement or consent agreement by or with a Governmental Entity which would have a Material Adverse Effect on Media and its Subsidiaries, taken as a whole, or prevent the consummation of the transactions contemplated hereby.

         Section 3.9 Employee Benefit Matters. All Media Benefit Plans are listed in Section 3.9 of the Company Disclosure Schedule, except such Media Benefit Plans which are not material. True and complete copies of the Media Benefit Plans have been made available to Acquiror. To the extent applicable, the Media Benefit Plans comply in all material respects with the requirements of ERISA and the Code. Any Media Benefit Plan intended to be qualified under
Section 401(a) of the Code has been determined by the IRS to be so qualified, or has been submitted to the IRS to obtain such a determination within the applicable remedial amendment period, as defined in Treasury Regulations Section 1.401(b)-1(cc). Neither Media nor any of its Subsidiaries has any liability under Title IV of ERISA (other than for the payment of premiums, none of which is overdue). Neither the Company nor any of its ERISA Affiliates incurred or expects to incur liability in connection with an "accumulated funding deficiency" within the meaning of Section 412 of the Code, whether or not waived. Except as set forth in Section 3.9 of the Company Disclosure Schedule, neither Media nor any its Subsidiaries has incurred, nor does the Company expect that any such entities will incur, any withdrawal liability with respect to a "multiemployer plan" under Title IV of ERISA. Except as set forth in Section 3.9 of the Company Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employees of Media and its Subsidiaries. Neither Media nor any of its Subsidiaries has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA with respect to any Media Benefit Plan, except as would not have a Material Adverse Effect on Media and its Subsidiaries, taken as a whole. Except as disclosed in Section 3.9 of the Company Disclosure Schedule, each Media Benefit Plan has been maintained and administered in all material respects in compliance with its terms. To the knowledge of the Company, Media and its Subsidiaries, there are no pending, nor has Media or its Subsidiaries received notice of any threatened, claims against or otherwise involving any of the Media Benefit Plans, except as would not have a Material Adverse Effect on Media and its Subsidiaries, taken as a whole. All material contributions required to be made as of the date of this Agreement to the Media Benefit Plans have been made or provided for.

         Section 3.10 Taxes. (a) Except as disclosed in Section 3.10 of the Company Disclosure Schedule, Media and its Subsidiaries (which, for purposes of this Section 3.10, shall include any predecessor of Media or its Subsidiaries) and the appropriate member of any consolidated or combined group in which any such company is a member (or in which any such companies are required to be included) (i) have filed all Tax Returns required to be filed by Media or its Subsidiaries (or in which any such companies are required to be included) for Tax years ended prior to the date of this Agreement, except for those Tax Returns the failure of which to file would not, individually or in the aggregate, have a Material Adverse Effect on Media and its Subsidiaries, taken as a whole, or for which requests for extensions have been timely filed, and all such Tax Returns are complete in all material respects, (ii) have paid or accrued all Taxes shown to be due and payable on such Tax Returns and (iii) have accrued all such Taxes for such periods subsequent to the periods covered by such Tax Returns ending on or prior to the date hereof, except for Taxes that would not, individually or in the aggregate, have a Material Adverse Effect on Media and its Subsidiaries, taken as a whole. There are no Liens for Taxes on the assets of Media or its Subsidiaries, except for Liens that would not, individually or in the aggregate, have a Material Adverse Effect on Media and its Subsidiaries, taken as a whole, and there is no pending, nor has the Company, Media or Media's Subsidiaries received written notice of any intended, Tax audit, examination, refund litigation or adjustment in controversy which, if determined adversely, would, individually or in the aggregate, have a Material Adverse Effect on Media or its Subsidiaries, taken as a whole.

         (b) Neither the Company nor any Affiliate thereof has taken or has failed to take any action within its control (or has any plan or intention to take any action) which would prevent (i) each Prior Merger from qualifying as a tax-free transfer under Sections 332, 351 and/or 368(a)(1) of the Code (and each Prior Contribution from qualifying as a tax-free transfer under Sections 351 and 368(a)(2)(C) of the Code) with respect to which no gain or loss is or was recognized, (ii) each transfer of assets from Media to Fairchild from qualifying as a tax-free exchange under Sections 351 or 368(a)(1)(D) of the Code with respect to which no gain or loss is recognized, (iii) the Spinoff from qualifying as a wholly tax-free distribution under Section 355 and/or Section 361 of the Code with respect to which no gain or loss is recognized and no amount is included in income or (iv) the Acquisition from qualifying as a "reorganization," with respect to which no gain or loss is recognized, within the meaning of Section 368(a)(1)(B) of the Code.

         Section 3.11 Intellectual Property. As of the Closing Date, Media and its Subsidiaries will own or possess rights to all Intellectual Property exclusively used in or necessary for the conduct of the Publishing Business as now operated, except where the failure to own or possess any such Intellectual Property would not have a Material Adverse Effect on Media and its Subsidiaries, taken as a whole. None of the Company, Media or its Subsidiaries has received any notice that the products of the Company relating to the Publishing Business or the use thereof violate, infringe or otherwise conflict with the Intellectual Property of third parties, except (i) for such violations, infringements or conflicts that would not have a Material Adverse Effect on Media and its Subsidiaries, taken as a whole, or (ii) as disclosed in Section 3.11 of the Company Disclosure Schedule.

         Section 3.12 Contracts. (i) None of the Company, Media, or any of its Subsidiaries is (with or without the lapse of time or the giving of notice, or both) in breach or default under any Contract relating to the Publishing Business and (ii) to the knowledge of the Company, Media and Media's Subsidiaries, none of the other parties to any Contract relating to the Publishing Business is (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder, in each case, except for any such breach or breaches that would not, individually or in the aggregate, have a Material Adverse Effect on Media and its Subsidiaries, taken as a whole.

         Section 3.13 Labor Matters. Except as disclosed in Section 3.13 of the Company Disclosure Schedule, neither Media nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, Media and its Subsidiaries, threatened against Media or any of its Subsidiaries, except for any such proceeding that would not have a Material Adverse Effect on Media and its Subsidiaries, taken as a whole.

         Section 3.14 Brokers and Finders. In connection with the transactions contemplated hereby, no broker, finder or investment bank has acted directly or indirectly for the Company or Media, and neither the Company nor Media has incurred any obligation to pay any brokerage, finder's or other fee or commission to any person (the "Company Commissions"), other than Credit Suisse First Boston Corporation and Bear, Stearns & Co. Inc., the fees and expenses of which shall be borne by the Company.

         Section 3.15 Absence of Certain Changes. Except as disclosed in Section
3.15 of the Company Disclosure Schedule or as contemplated by this Agreement, since the date of the Publishing Business Balance Sheet, the Publishing Business has been conducted only in the ordinary course consistent with past practice, and there have not been any events, changes or developments which would, individually or in the aggregate, have a Material Adverse Effect on Media and its Subsidiaries, taken as a whole, or prevent the consummation of the transactions contemplated hereby, other than events, changes or developments relating to the economy in general or resulting from industry-wide developments affecting companies in similar businesses or from the disclosure of the transactions contemplated by this Agreement.

         Section 3.16 Assets. (a) At the Closing Date, other than owned and leased facilities addressed in paragraph (b) below, Media and its Subsidiaries will have good title to all properties and assets reflected on the Publishing Business Balance Sheet, in each case free and clear of any Liens other than Permitted Liens, except for property and assets disposed of in the ordinary course of business since December 31, 1996.

         (b) At the Closing Date, Media and its Subsidiaries will have good title to their respective owned facilities and valid leasehold interests in their respective leased facilities, in each case free and clear of any Liens other than Permitted Liens.

         (c) The assets and properties referred to above, except for such changes as may occur in the ordinary course of business, constitute all such assets and properties that are used primarily in, or that are being held primarily for use in the operation of, the Publishing Business as currently conducted.

         Section 3.17 Acquisition for Investment. The Company is acquiring the Series B Preferred Stock for investment and not with a present view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Series B Preferred Stock in violation of the federal securities laws. The Company agrees that the Series B Preferred Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of (i) without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and (ii) except in accordance with any applicable provisions of state securities laws.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                   OF ACQUIROR

         Acquiror hereby represents and warrants to the Company as follows:

         Section 4.1 Organization and Qualification. Acquiror (i) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (iii) is in good standing and duly qualified to do business in each jurisdiction in which the transaction of its business or the nature of the property owned or leased by it, makes such qualification necessary, except where the failure to be so qualified and in good standing or to have such power or authority would not have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole. True and complete copies of the Acquiror Charter and the Acquiror By-Laws, as amended to date, and Certificate of Incorporation and By-Laws of each of its material Subsidiaries (as such term is used in Regulation S-X under the Securities Act), as amended to date and currently in full force and effect, have been made available to the Company.

         Section 4.2 Capitalization. (a) The authorized capital stock of Acquiror consists of 250,000,000 shares of Acquiror common stock, par value $.02 1/12 per share (the "Acquiror Common Stock") and 20,000,000 shares of Acquiror preferred stock, par value $1.00 per share (the "Acquiror Preferred Stock"). As of March 30, 1997, (i) 93,330,962 shares of Acquiror Common Stock are issued and outstanding and no shares of Acquiror Common Stock are held in treasury, (ii) 6,340,882 shares of Acquiror Common Stock are reserved for issuance pursuant to outstanding stock options and 3,251,911 shares of Acquiror Common Stock are reserved for issuance in respect of future grants of stock options and (iii) no shares of the Acquiror Preferred Stock are issued and outstanding. All outstanding shares of Acquiror Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. Other than as contemplated by this Agreement, as of March 30, 1997 and as set forth in Section 4.2 of the Acquiror Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls, rights, commitments or any other agreements to which Acquiror is a party or by which Acquiror is bound which obligate Acquiror to (i) issue, deliver or sell or cause to be issued, delivered or sold any additional shares of Acquiror Common Stock or any other capital stock of Acquiror or any other securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any such shares of Acquiror Common Stock or any other capital stock of Acquiror or (ii) purchase, redeem or otherwise acquire any shares of Acquiror Common Stock or any other capital stock of Acquiror.

         (b) The shares of Acquiror Series B Preferred Stock to be issued in the Acquisition are duly authorized and, when issued in accordance with the terms of this Agreement against payment of the Consideration therefore, will be duly and validly issued, fully paid, non-assessable and free of preemptive rights, assuming that the representations and warranties of the Company contained in
Section 3.17 are true and correct in all respects at the Closing and that the Company is an "accredited investor" (as such term is used in Regulation D under the Securities Act).

         Section 4.3 Authorization and Validity of Agreement. Acquiror has the requisite corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The Board of Directors of Acquiror has duly authorized the execution, delivery and performance of each of this Agreement and the Registration Rights Agreement by Acquiror and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or the Registration Rights Agreement or the transactions contemplated hereby or thereby (including, without limitation, the authorization and approval of the Certificate of Designations in substantially the form attached hereto as Exhibit D and the issuance and delivery of the Series B Preferred Stock at the Closing). This Agreement has been, and at the Closing the Registration Rights Agreement will be, duly executed and delivered by Acquiror and, assuming this Agreement constitutes, and at the Closing the Registration Rights Agreement will constitute, the legal, valid and binding obligation of the Company, this Agreement constitutes, and at the Closing the Registration Rights Agreement will constitute, the legal, valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with their respective terms, except as enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 4.4 Consents and Approvals. Neither the execution and delivery of this Agreement or the Registration Rights Agreement by Acquiror nor the consummation by Acquiror of the transactions contemplated hereby and thereby will require on the part of Acquiror or any of its Subsidiaries any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity, except (i) for any applicable filings required under the HSR Act, (ii) pursuant to the applicable requirements of the Securities Act, the Exchange Act, the NYSE, on which the Acquiror Common Stock is listed, and state securities or "blue sky" laws, (iii) as set forth in Section 4.4 of the Acquiror Disclosure Schedule or (iv) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole, or prevent the consummation of the transactions contemplated hereby and thereby.

         Section 4.5 No Violation. Except as set forth in Section 4.5 of the Acquiror Disclosure Schedule, neither the execution and delivery of this Agreement or the Registration Rights Agreement by Acquiror nor the consummation by Acquiror of the transactions contemplated hereby or thereby will (i) conflict with or violate the Acquiror Charter or the Acquiror By-Laws or the charter or by-laws of any Subsidiary of Acquiror, (ii) result in a violation or breach of, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, cancellation or acceleration of, or result in the imposition of any Lien on any assets or property of Acquiror or any of its Subsidiaries pursuant to any Contract or obligation to which Acquiror or any of its Subsidiaries is a party or by which Acquiror or any of its Subsidiaries or any of their respective assets or properties are bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or Lien) as to which requisite waivers or consents have been obtained or which would not have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole, or prevent the consummation of the transactions contemplated hereby or thereby or (iii) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in
Section 4.4 and this Section 4.5 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Acquiror or any of its Subsidiaries or their respective assets or properties, except for such conflicts, violations, breaches or defaults which would not have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole, or prevent the consummation of the transactions contemplated hereby or thereby.

         Section 4.6 SEC Reports; Financial Statements. (a) Acquiror has filed all Acquiror SEC Documents and such Acquiror SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed, or in the case of registration statements on their respective effective dates, (i) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules of the NYSE and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         (b) Each of the consolidated financial statements of Acquiror (including any related notes and schedules thereto) included in the Acquiror SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the period involved (except as may be indicated in such financial statements or in the notes thereto or, in the case of unaudited financial statements, as permitted by the requirements of Form 10-Q) and fairly present in all material respects (subject, in the case of the unaudited statements, to normal year-end adjustments and the absence of footnotes) the financial position of Acquiror as of the dates thereof and the results of Acquiror's operations and cash flows for the periods presented therein.

         Section 4.7 Compliance with Law; Environmental Matters. Except as set forth in the Acquiror SEC Documents or in Section 4.7 of the Acquiror Disclosure Schedule, neither Acquiror nor any of its Subsidiaries is in violation of any applicable statute, rule, regulation, decree or order of any Governmental Entity applicable to Acquiror or any of its Subsidiaries, except for violations which would not have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole. Without limiting the foregoing, except for matters which would not have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole, or as set forth in Section 4.7 of Acquiror Disclosure Schedule, (i) the businesses of Acquiror and its Subsidiaries are being conducted in compliance with applicable Environmental Laws and (ii) to the knowledge of Acquiror, there has been no material release at any location of any Hazardous Substance generated by Acquiror or any of its Subsidiaries. Except as set forth in the Acquiror SEC Documents or in Section 4.7 of the Acquiror Disclosure Schedule or as contemplated or permitted by this Agreement, Acquiror and its Subsidiaries hold all Permits necessary for the conduct of their respective businesses as now being conducted, except where the failure to hold such Permits would not have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole.

         Section 4.8 Litigation. Except as disclosed in the Acquiror SEC Documents or in Section 4.8 of the Acquiror Disclosure Schedule, there are no claims, actions, proceedings or governmental investigations pending or, to the knowledge of Acquiror, threatened against Acquiror or any of its Subsidiaries which, if adversely determined, would have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole, or prevent the consummation of the transactions contemplated hereby. None of Acquiror or any of its Subsidiaries is subject to any outstanding and unsatisfied order, writ, judgment, injunction or decree or settlement or consent agreement by or with any Governmental Entity which would have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole, or prevent the consummation of the transactions contemplated hereby.

Section 4.9 Employee Benefit Matters. To the extent applicable, the Acquiror Benefit Plans comply in all material respects with the requirements of ERISA and the Code. Any Acquiror Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified. Neither Acquiror nor any of its ERISA Affiliates has any liability under Title IV of ERISA (other than for the payment of premiums, none of which is overdue). Neither Acquiror nor any of its ERISA Affiliates incurred or expects to incur liability in connection with an "accumulated funding deficiency" within the meaning of Section 412 of the Code, whether or not waived. Except as set forth in Section 4.9 of the Acquiror Disclosure Schedule, neither Acquiror nor any of its ERISA Affiliates has incurred, nor does Acquiror expect that any such entity will incur, any withdrawal liability with respect to a "multiemployer plan" under Title IV of ERISA. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employees of Acquiror. Acquiror has not incurred any liability or penalty under
Section 4975 of the Code or Section 502(i) of ERISA with respect to any Acquiror Benefit Plan, except as would not have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole. Each Acquiror Benefit Plan has been maintained and administered in all material respects in compliance with its terms. To the knowledge of Acquiror, there are no pending, nor has Acquiror received notice of any threatened, claims against or otherwise involving any of the Acquiror Benefit Plans, except as would not have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole. All material contributions required to be made as of the date this Agreement to the Acquiror Benefit Plans have been made or provided for.

         Section 4.10 Taxes. (a) Except as disclosed in the Acquiror SEC Documents or in Section 4.10 of the Acquiror Disclosure Schedule, Acquiror and each of its Subsidiaries and the appropriate member of any consolidated or combined group in which any such company is a member (or in which any such companies are required to be included) (i) have filed all Tax Returns required to be filed by Acquiror or any of its Subsidiaries (or in which any such companies are required to be included) for Tax years ended prior to the date of this Agreement, except for those Tax Returns the failure of which to file would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole, or for which requests for extensions have been timely filed, and all such Tax Returns are complete in all material respects, (ii) have paid or accrued all Taxes shown to be due and payable on such Tax Returns and (iii) have accrued all such Taxes for such periods subsequent to the periods covered by such Tax Returns ending on or prior to the date hereof, except for Taxes that would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror and its Subsidiaries, taken as a whole. There are no Liens for Taxes on the assets of Acquiror or any of its Subsidiaries, except for Liens that would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole, and there is no pending, nor has Acquiror or any of its Subsidiaries received written notice of any intended, Tax audit, examination, refund litigation or adjustment in controversy which, if determined adversely, would, individually or in the aggregate, have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole.

         (b) Neither Acquiror nor any Affiliate of Acquiror has taken or has failed to take any action within its control which would prevent (i) each Prior Merger from qualifying as a tax-free transfer under Sections 332, 351 and/or 368(a)(1) of the Code (and each Prior Contribution from qualifying as a tax-free transfer under Sections 351 and 368(a)(2)(C) of the Code) with respect to which no gain or loss is or was recognized, (ii) each transfer of assets from Media to Fairchild from qualifying as a tax-free exchange under Sections 351 or 368(a)(1)(D) of the Code with respect to which no gain or loss is recognized,
(iii) the Spinoff from qualifying as a wholly tax-free distribution under
Section 355 and/or Section 361 of the Code with respect to which no gain or loss is recognized and no amount is included in income or (iv) the Acquisition from qualifying as a "reorganization," with respect to which no gain or loss is recognized, within the meaning of Section 368(a)(1)(B) of the Code.

         (c) Neither Acquiror nor any of its Affiliates has any plan or intention to cause Media, in connection with or after the Acquisition, to issue shares of stock or options or otherwise to cause Acquiror not to be in control (within the meaning of Section 368(c) of the Code) of Media.

         (d) Neither Acquiror nor any Affiliate thereof has any plan or intention to (i) liquidate Media or its Subsidiaries, (ii) merge Media or its Subsidiaries into another corporation, (iii) cause Media or its Subsidiaries to sell or otherwise dispose of its assets, except for dispositions made in the ordinary course of business, (iv) sell or otherwise dispose of any of the Media Common Stock acquired in the Acquisition or (v) contribute (or cause or permit to be contributed) or otherwise transfer, including, without limitation, by any means treated as a capital contribution or transfer for federal income tax purposes, any assets or value (other than for cash or non-stock, non-equity property having a like fair market value, and subject to the terms of this Agreement and the representation letter provided in accordance with Section 6.2 hereof) to Media or any direct or indirect Subsidiary thereof (whether or not in exchange for stock (or other equity) for federal income tax purposes).

         (e) Neither Acquiror nor any Affiliate thereof has any plan or intention to repay (or cause or permit to be repaid) any obligations that constitute indebtedness of Media or its Subsidiaries for federal income tax purposes other than with (i) funds generated by the Publishing Business or (ii) proceeds of additional obligations that constitute indebtedness of Media or any of its Subsidiaries for federal income tax purposes (A) from unrelated parties (which may be guaranteed by Acquiror or any Subsidiary thereof) incurred at least 6 months after the Closing Date or (B) from related parties incurred at least one year after the Closing Date (any such indebtedness satisfying (ii) is referred to herein as "Qualified Indebtedness" and any such repayment satisfying
(i) or (ii) is referred to herein as a "Qualified Repayment"). In addition, neither Acquiror nor any Affiliate thereof has any plan or intention to purchase or otherwise acquire, within the 6 month period beginning on the day after the Closing Date, any of the indebtedness of Media described in Section 5.3. Neither Acquiror nor any Affiliate thereof has any plan or intention to modify (or cause or permit to be modified), in a manner that would cause a deemed exchange for federal income tax purposes, any of the indebtedness of Media described in
Section 5.3 hereof, except to the extent that such indebtedness, as modified, would be Qualified Indebtedness.

         (f) No liabilities of Media, its Subsidiaries or the Company or any of its Affiliates will be assumed by Acquiror or any Affiliate thereof. For these purposes, the guarantee by Acquiror or an Affiliate thereof of the indebtedness described in Section 5.3 hereof (without the modification of its terms) after the Closing Date or of Qualified Indebtedness will not constitute the assumption of a liability.

         (g) Neither Acquiror nor any of its Affiliates has directly or indirectly negotiated or discussed with any lender or agent thereof any of the terms and conditions relating to the indebtedness of Media described in Section
5.3 other than more than 30 days following the date of this Agreement with respect to the possible guarantee of such indebtedness by Acquiror or any Affiliate thereof or with respect to general discussions.

         Section 4.11 Contracts. Neither Acquiror nor any of its Subsidiaries is (with or without the lapse of time or the giving of notice, or both) in breach or default under any Contract to which it is a party or by which it is bound and to the knowledge of Acquiror, none of the other parties to any Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder, in each case, except for any such breach or breaches that would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole.

         Section 4.12 Labor Matters. Except as set forth in Section 4.12 of the Acquiror Disclosure Schedule, there is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Acquiror, threatened against Acquiror or any of its Subsidiaries, except for any such proceeding that would not have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole.

         Section 4.13 Brokers and Finders. In connection with the transactions contemplated hereby, no broker, finder or investment bank has acted directly or indirectly for Acquiror, and Acquiror has not incurred any obligation to pay any brokerage, finder's or other fee or commission to any person ("Acquiror Commissions"), other than Goldman, Sachs & Co., the fees and expenses of which shall be borne by Acquiror.

         Section 4.14 Absence of Certain Changes. Except as disclosed in the Acquiror SEC Documents or in Section 4.14 of the Acquiror Disclosure Schedule or as contemplated by this Agreement, since December 29, 1996 through the date of this Agreement, Acquiror and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practices, and there have not been any events, changes or developments which would, individually or in the aggregate, have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole, or prevent the consummation of the transactions contemplated hereby, other than events, changes or developments relating to the economy in general or resulting from industry-wide developments affecting companies in similar businesses or from the disclosure of the transactions contemplated by this Agreement.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

         Section 5.1 Conduct of the Company. From the date of this Agreement until the Closing Date, the Company agrees that, except as otherwise contemplated by this Agreement or Section 5.1 of the Company Disclosure Schedule, or as Acquiror shall otherwise consent in writing:

         (a) Ordinary Course. The Publishing Business shall be conducted in the ordinary course consistent with past practice.

         (b) Employees. Media and its Subsidiaries will use reasonable efforts to keep available the services of key employees engaged exclusively in the Publishing Business and to preserve the relationships with key customers and suppliers and others having significant business dealings with the Publishing Business.

         (c) Governing Documents. Media will not amend the Media Charter or the Media By-Laws.

         (d) Issuance of Securities. Media will not, and will cause its Subsidiaries not to, issue, transfer, sell or dispose of, or authorize or agree to the issuance, transfer, sale or disposition of (whether through the issuance or granting of options, rights, warrants, or otherwise), any shares of capital stock or membership interests or any voting or other securities of Media or its Subsidiaries or any options, rights, warrants or other securities convertible into or exchangeable or exercisable for any such shares of capital stock or membership interests or voting or other securities of Media or its Subsidiaries or amend any of the terms of any securities or agreements relating to such capital stock, membership interests or voting securities outstanding on the date hereof.

         (e) No Acquisitions. Neither Media nor any of its Subsidiaries will acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in any such case, that would be part of the Publishing Business or otherwise remain with Media or its Subsidiaries after the Closing, except in the ordinary course of business in an amount not to exceed, individually or in the aggregate, $500,000.

         (f) No Dispositions. Except for Media's expected distribution of all of the stock of Fairchild to the Company, neither Media nor any of its Subsidiaries will sell, lease, license, encumber or otherwise dispose of or agree to sell, lease, license, encumber or otherwise dispose of, any of the assets of the Publishing Business other than in the ordinary course of business consistent with past practice in an amount not to exceed, individually or in the aggregate, $500,000.

         (g) Maintenance of Properties. Except as contemplated hereby, Media and its Subsidiaries will continue to maintain and repair all property relating to the Publishing Business in a manner consistent in all material respects with past practice.

         (h) Benefit Plans. Except as required by law or contemplated hereby or in the ordinary course of business consistent with past practice, neither Media nor any of its Subsidiaries will (i) adopt any plan, arrangement or policy which would become a Media Benefit Plan for which the Company or Media will have any liability after the Closing or amend any such plans, to the extent such adoption or amendment would result in an increase in the benefits payable to any current or former employees of the Publishing Business in excess of $500,000 in the aggregate for all such employees or (ii) enter into any collective bargaining agreement.

         (i) New Contracts. Neither Media nor any of its Subsidiaries will enter into any Contract not terminable on 90 days' notice, other than such Contracts which obligate Media and its Subsidiaries to pay no more than $250,000 per year in the aggregate and other than as required by the Credit Agreement.

         (j) Capital Expenditures. Neither Media nor any of its Subsidiaries will authorize or make commitments for capital expenditures in an aggregate amount exceeding $750,000.

         (k) Dividends. Neither Media nor any of its Subsidiaries will declare, set aside or pay any dividend or other distribution or payment in respect of any of its capital stock or otherwise, nor shall Media or its Subsidiaries, directly or indirectly, purchase, acquire or redeem or split, combine or reclassify any shares of its capital stock or make any commitment for any such action which will reduce Media and its Subsidiaries's net worth as of the Closing determined on a basis consistent with the Publishing Business Financial Statements below the Net Worth Amount.

         (l) Transfers to Fairchild and Subsidiaries. Neither Media nor any of its Subsidiaries will transfer any assets or properties of the Publishing Business to Fairchild or any of its Subsidiaries, which in the aggregate exceed $100,000, other than amounts which would otherwise be allowed to be declared as a dividend payment.

         (m) Related Party Transactions. Other than pursuant to arms-length transactions (including, without limitation, Media's investment in Walt Disney Worldco, the transfer of that investment to Imprint and the transfer of the stock of Imprint to Fairchild) or as otherwise permitted pursuant to this
Section 5.1, or in connection with or as contemplated by the Prior Contributions and the Prior Mergers or as contemplated by the Credit Agreement, neither Media nor any of its Subsidiaries will enter into any Contract or transaction with any of their Affiliates.

         Section 5.2 Taxes.

         (a) Neither the Company nor any of its Affiliates will take or cause or permit to be taken any action within its control that would prevent (i) each Prior Merger from qualifying as a tax-free transfer under Sections 332, 351 and/or 368(a)(1) of the Code (and each Prior Contribution from qualifying as a tax-free transfer under Sections 351 and 368(a)(2)(C) of the Code) with respect to which no gain or loss is or was recognized, (ii) each transfer of assets from Media to Fairchild from qualifying as a tax-free exchange under Section 351 or
Section 368(a)(1)(D) of the Code with respect to which no gain or loss is recognized, (iii) the Spinoff from qualifying as a wholly tax-free distribution under Section 355 and/or Section 361 of the Code with respect to which no gain or loss is recognized and no amount is included in income or (iv) the Acquisition from qualifying as a "reorganization," with respect to which no gain or loss is recognized, within the meaning of Section 368(a)(1)(B) of the Code.

         (b) The Company and its Affiliates will file their respective Tax Returns in a manner consistent with the treatment of (i) each Prior Merger as a tax-free transfer under Section 368(a)(1) of the Code (and each Prior Contribution as a tax-free transfer under Sections 351 and 368(a)(2)(C) of the
Code) with respect to which no gain or loss is or was recognized, (ii) each transfer of assets from Media to Fairchild as a tax-free exchange under Section 351 or Section 368(a)(1)(D) of the Code with respect to which no gain or loss is recognized, (iii) the Spinoff as a wholly tax-free distribution under Section 355 and/or Section 361 of the Code with respect to which no gain or loss is recognized and, (iv) the Acquisition as a "reorganization," with respect to which no gain or loss is recognized, within the meaning of Section 368(a)(1)(B) of the Code.

         (c) If the Company pursues an advance letter ruling from the IRS as described in Section 6.2(c), the Company shall provide Acquiror with copies of any materials submitted to the IRS in connection with the request (and shall permit Acquiror to review any such materials relating to Acquiror prior to submission) and shall keep Acquiror apprised of significant developments in the ruling process.

         Section 5.3 Certain Debt. As of the Closing Date, Media's indebtedness for borrowed money to Citicorp USA, Inc. under the Credit Agreement dated as of March 17, 1997 will not exceed $990,000,000.

         Section 5.4 Financial Statements. From and after the date hereof, the Company shall, and shall cause its Affiliates, officers, employees and representatives to, cooperate with the efforts of Acquiror and Acquiror's independent auditors to prepare such annual audited and interim unaudited financial statements of Media and its Subsidiaries as Acquiror may reasonably determine are necessary to satisfy the requirements of the Securities Act or the Exchange Act (collectively, the "Securities Acts") applicable to Acquiror with respect to the transactions contemplated hereby. Without limiting the foregoing, the Company shall execute and deliver to Acquiror's independent auditors such customary management representation letters as the auditors may reasonably require as a condition to such auditors' ability to deliver a report upon the audited financial statements of Media and its Subsidiaries for the periods for which such financial statements are required under the Securities Acts. The Company hereby waives such provisions of the Confidentiality Agreement as are necessary to permit after the Closing the inclusion of Media's annual audited and interim unaudited financial statements in any registration statement or report (a "Securities Filing") filed by Acquiror under the Securities Act as registrant under such Securities Filing.

                                   ARTICLE VI

                              COVENANTS OF ACQUIROR

         Section 6.1 Conduct of Acquiror. From the date of this Agreement until the Closing Date, Acquiror agrees as to itself and its Subsidiaries that it will conduct its business in the ordinary course consistent with past practice and shall use reasonable efforts to preserve intact its business organization and relationships with third parties and except as otherwise contemplated by this Agreement, or as the Company shall otherwise consent in writing:

         (a) Issuance of Securities. Acquiror will not, except pursuant to Acquiror's rights plan, stock option plans or any other benefit or pension plans of Acquiror or any of its Subsidiaries existing on the date hereof (including the proposed Long Term Incentive Compensation Plan) or pursuant to existing options, warrants or rights or new options, warrants, rights or shares granted or issued under any such plan) issue, transfer, sell or dispose of, or authorize or agree to the issuance, transfer, sale or disposition of (whether through the issuance or granting of options, rights, warrants or otherwise), any shares of capital stock or any voting or other securities of Acquiror or any options, rights, warrants or other securities convertible into or exchangeable or exercisable for any share of capital stock or voting or other securities of Acquiror.

         (b) Dividends. Acquiror will not (i) declare, set aside or pay any dividend or other distribution or payment in respect of any of its capital stock or other ownership (other than regular quarterly cash dividends) or (ii) directly or indirectly split, combine or reclassify any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action.

         Section 6.2 Taxes. (a) Acquiror will not, and will not permit any of its Affiliates to, take or cause or permit to be taken any action within the control of Acquiror or any such Affiliate that might prevent (i) each Prior Merger from qualifying as a tax-free transfer under Sections 332, 351 and/or 368(a)(1) of the Code (and each Prior Contribution from qualifying as a tax-free transfer under Sections 351 and 368(a)(2)(C) of the Code) with respect to which no gain or loss is or was recognized, (ii) each transfer of assets from Media to Fairchild from qualifying as a tax-free exchange under Section 351 or Section 368(a)(1)(D) of the Code with respect to which no gain or loss is or was recognized, (iii) the Spinoff from qualifying as a wholly tax-free distribution under Section 355 and/or Section 361 of the Code with respect to which no gain or loss is or was recognized and no amount is or was required to be included in income or (iv) the Acquisition from qualifying as a "reorganization," with respect to which no gain or loss is recognized, within the meaning of Section 368(a)(1)(B) of the Code.

         (b) Acquiror shall, and shall cause its Affiliates to, file their respective Tax Returns (and not take any inconsistent position on audit, in any legal proceeding or otherwise) in a manner consistent with the treatment of (i) each Prior Merger as a tax-free transfer under Section 368(a)(1) of the Code with respect to which no gain or loss is or was recognized (and each Prior Contribution as a tax-free transfer under Sections 351 and 368(a)(2)(C) of the Code with respect to which no gain or loss is or was recognized), (ii) each transfer of assets from Media to Fairchild as a tax-free exchange under Section 351 or Section 368(a)(1)(D) of the Code with respect to which no gain or loss is or was recognized, (iii) the Spinoff as a wholly tax-free distribution within the meaning of Section 355 and/or Section 361 of the Code with respect to which no gain or loss is or was recognized, and (iv) the Acquisition as a "reorganization," with respect to which no gain or loss is recognized, within the meaning of Section 368(a)(1)(B) of the Code.

         (c) Acquiror shall cooperate fully with the Company and its Affiliates, as and to the extent reasonably requested by the Company, in connection with the preparation, filing and obtaining of, at the sole election of the Company, (i) an advance letter ruling from the IRS to the effect that (A) each Prior Merger was a tax-free transfer under Sections 332, 351 and/or 368(a)(1) of the Code (and each Prior Contribution was a tax-free transfer under Sections 351 and 368(a)(2)(C) of the Code), (B) each transfer of assets from Media to Fairchild constituted a tax-free exchange under Section 351 or Section 368(a)(1)(D) of the Code, (C) the Spinoff will qualify as a wholly tax-free distribution within the meaning of Section 355 and/or Section 361 of the Code and/or (D) the Acquisition will qualify as a "reorganization," with respect to which no gain or loss is recognized, under Section 368(a)(1)(B) of the Code, (ii) an opinion of Dewey Ballantine, special counsel to the Company, based on reasonably requested representation letters (the form of such representation letter requested from Acquiror is attached hereto as Exhibit E), dated as of the Closing Date, and satisfactory to the Company in its sole discretion, regarding the federal income tax treatment of those transactions or (iii) any combination of advance letter ruling or opinion that the Company deems necessary or appropriate in its sole and absolute discretion. If the Company obtains an advance letter ruling regarding any or all of such transactions, Acquiror shall also cooperate in assisting the Company in obtaining an opinion of Dewey Ballantine, special counsel to the Company, based on reasonably requested representation letters (the form of such representation letter requested from Acquiror is attached hereto as Exhibit F) and satisfactory to the Company in its sole and absolute discretion, to the effect that the Company is entitled to rely on that ruling.

         (d) Acquiror covenants that, at the election of the Company (which shall be evidenced by written notification sent by the Company to Acquiror within 45 days of the date hereof, but in no event less than 15 days prior to the Closing Date), and provided that the Company takes any actions necessary to assure that Acquiror will not be adversely affected (e.g. obtaining necessary consents), Acquiror will (i) take the necessary actions to consummate the Acquisition, pursuant to the terms of this Agreement, through the statutory merger intended to qualify as a "reorganization" with respect to which no gain or loss is recognized, under Section 368(a)(1)(A), 368(a)(1)(B) and 368(a)(2)(E) of a wholly-owned first-tier Subsidiary of Acquiror (that constitutes a corporation for federal income tax purposes, is formed solely to effectuate the Acquisition and conducts no activity that is unrelated to the Acquisition) into Media and (ii) provide reasonable requested representations to Dewey Ballantine (e.g., those set forth in Rev. Proc. 86-42) in addition to those contained in the form of representation letter described in Section 6.2(c) hereof that are no more burdensome (although greater in number) than such representations regarding the qualification of the Acquisition as a "reorganization," with respect to which no gain or loss is recognized, under Code Section 368(a)(1)(A) and
(a)(2)(E) (taking the Spinoff into account).

         (e) For the 30 day period following the date hereof (or if shorter, until the Closing Date), neither Acquiror nor any Affiliate thereof will have discussions with any lender (or agent thereof) regarding the indebtedness described in Section 5.3 hereof. Acquiror will not reach a definitive agreement regarding any guarantee of the indebtedness of Media described in Section 5.3 hereof on or before the Closing Date. Neither Acquiror nor any Affiliate thereof will modify (or cause or permit to be modified), in a manner that would cause a deemed exchange for federal income tax purposes, any of the indebtedness of Media described in
Section 5.3 for a period of at least one year following the Closing Date except to the extent that such indebtedness, as modified, would be Qualified Indebtedness.

         (f) At the request of the Company, Acquiror agrees to make (or cause to be made) any election to apply to the transactions described in Section 4.10(b) (and any other required transaction) any final regulations regarding the issues discussed in Proposed Treasury Regulation ss. 1.368-1(f) and/or Proposed Treasury Regulation ss. 1.368-1(d)(5).

         Section 6.3 Company Names. Acquiror acknowledges that the names Fairchild and ABC Media, whether alone or in combination with one or more other words, are assets of the Company that were transferred to Fairchild. As promptly as practicable after the Closing Date, but in no event more than 30 days after the Closing Date, Acquiror shall promptly change the name on all documents, stationery and facilities relating to the Publishing Business to a name that is not in any way similar to Fairchild or ABC Media and all derivatives and variations thereof and shall, following the Closing Date, cease using the aforesaid names in connection with the corporate name, subsidiary and division names.

         Section 6.4 Compensation and Benefits. Acquiror acknowledges that Media has entered into an agreement with The Walt Disney Company with respect to the employee benefits of its employees. Such agreement includes an obligation to keep in effect for the benefit of employees of the Publishing Business who are employed after the Closing by Media and its Subsidiaries, until at least February 9, 1998, all employee benefit plans that Media or its Subsidiaries sponsors or participates in (including existing severance policies and programs, but excluding stock and incentive compensation plans and those plans that are the subject of collective bargaining) in effect on the date of this Agreement (or any successor plans with substantially identical terms) and, with respect to employees who are subject to collective bargaining, all benefits shall be provided by Media to its employees in accordance with the applicable collective bargaining agreement; provided, however, that no severance payments shall be required to be made to any employee of the Publishing Business who is not terminated by any entity comprising the Publishing Business. Acquiror further acknowledges that Media may not amend, or permit the amendment of, any such plan in a way that would materially adversely affect the rights or interests of the plan participants or beneficiaries, except to the extent required by applicable law or to maintain tax qualifications.


                                   ARTICLE VII

                      COVENANTS OF ACQUIROR AND THE COMPANY

         The parties hereto agree that:

         Section 7.1 Access to Information. From the date hereof until the Closing Date, the Company will give Acquiror, its counsel, financial advisors, auditors, accountants and other authorized representatives reasonable access during normal business hours and on reasonable notice to the officers, properties, books and records of and relating to the Publishing Business, will furnish to Acquiror, its counsel, financial advisors, auditors, accountants and other authorized representatives such financial and operating data and other information with respect to the Publishing Business, as such Persons may reasonably request and will instruct its employees, accountants, counsel and financial advisors to cooperate with Acquiror in its investigation of the Publishing Business. Any information provided, or caused to be provided, by the Company pursuant to this Section 7.1 shall be subject to the terms of the Confidentiality Agreement dated February 18, 1997 (the "Confidentiality Agreement") between the Company and Acquiror.

         Section 7.2 Efforts. (a) Subject to the terms and conditions of this Agreement and applicable law, each of the parties hereto shall act in good faith and use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as soon as practicable, including such actions or things as the other party may reasonably request in order to cause any of the conditions to such other party's obligation to consummate the transactions contemplated by this Agreement to be fully satisfied. Without limiting the foregoing, the parties shall consult and fully cooperate with and provide assistance to each other in obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Entity or other person or entity as soon as reasonably practicable after filing. Prior to making any application to or filing with any Governmental Entity or other person or entity in connection with this Agreement, each party shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts.

         (b) As soon as practicable, and in any event no later than ten (10) business days after the date hereof, each of the parties hereto shall file any Notification and Report Forms and related material required to be filed by it with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act with respect to the Acquisition and shall promptly make any further filings pursuant thereto that may be necessary, proper or advisable. Each of Acquiror and the Company shall furnish to the other such information and assistance as the other shall reasonably request in connection with the preparation of any submissions to, or agency proceedings by, any Governmental Entity under the HSR Act, and each of Acquiror and the Company shall keep the other promptly apprised of any communications with, and inquiries or requests for information from, such Governmental Entities.

         Section 7.3 Certain Filings. Each of the Company and Acquiror shall prepare and file any Other Filings required to be filed by them. The Company and Acquiror shall cooperate with each other and provide to each other all information necessary in order to prepare the Other Filings. The information provided by the Company and Acquiror for use in the Other Filings shall at all times prior to the Closing Date be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not false or misleading. Each such filing shall, when filed, comply in all material respects with applicable law.

         Section 7.4 Public Announcements. Acquiror and the Company will consult with each other before issuing any press release or making any public statement with respect to the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any securities exchange, will not issue any such press release or make any such public statement unless the text of such statement shall first have been agreed by the parties.

         Section 7.5 Filing of Tax Returns and Payment of Taxes.

         (a) The Company shall prepare and file or cause to be filed, as the case may be, all Tax Returns (whether separate or consolidated, combined, group or unitary Tax Returns that include Media or its Subsidiaries) that are required to be filed (with regard to permitted extensions) with respect to Media or its Subsidiaries on or before the Closing Date and the Company shall pay or cause to be paid all Taxes reported on such Tax Returns. In addition, the Company shall prepare and file or cause to be filed, as the case may be, and pay all Taxes with respect to, all Tax Returns (whether separate or consolidated, combined, group or unitary Tax Returns) that include Media or its Subsidiaries that are required to be filed (with regard to permitted extensions) on or after the Closing Date with respect to Media or its Subsidiaries for all other Taxable Periods that begin on or before the Closing Date; the Company shall also pay all Taxes owed by Media and its Subsidiaries that are not required to be reflected on Tax Returns for such Taxable Periods (e.g., property Taxes). Acquiror shall have the right to review and approve (such approval not to be unreasonably withheld) the portion of each Tax Return described in the preceding sentence relating to Media or its Subsidiaries (or, at the Company's option, a proforma return setting forth the items relating to Media or its Subsidiaries contained in such portion) prior to filing and shall fully cooperate with the Company in connection with the preparation and filing of each such Tax Return (including, without limitation, supplying the Company with any and all information requested by the Company with respect to Media or its Subsidiaries, at the expense of the Company with respect to information for pre-Closing periods and at the expense of Media or its Subsidiaries, as the case may be, with respect to information for post-Closing periods). Upon the later of (i) three business days following Acquiror's receipt of a written request therefor by the Company or (ii) fifteen business days prior to the due date of any such payment to the relevant Taxing Authority, Media shall pay to the Company any amounts reflected on such returns (or proforma returns) with respect to Media and its Subsidiaries for post-Closing Periods.

         (b) Acquiror shall prepare and file, or shall cause to be prepared and filed, all Tax Returns of or including Media or its Subsidiaries other than those described in Section 7.5(a) above and Media or its Subsidiaries shall pay all Taxes with respect to Media or its Subsidiaries for all Taxable Periods covered by such Tax Returns.

         (c) All transfer, documentary, sales, use, registration and other similar Taxes (including, but not limited to, all applicable real estate transfer or gains taxes and stock transfer Taxes), any penalties, interest and additions to Tax relating to such Taxes and related fees incurred in connection with the Acquisition shall be paid by Media or its Subsidiaries, except to the extent that, under the relevant law, such Taxes, penalties, interest additions to Tax and related fees are the sole obligation of the Company or any Affiliate thereof other than Media (in which event the Company shall pay any such Tax, penalties, interest, additions to Tax and related fees). Each party to this Agreement shall cooperate in the timely making of all filings, returns, reports and forms as may be required in connection therewith.

         (d) Acquiror shall not file any amended Tax Return related to Media or its Subsidiaries with respect to any Taxable Period that began on or before the Closing Date. In addition, Acquiror shall prevent Media and its Subsidiaries from carrying back any loss or other tax attribute that is attributable to a Post-Closing Period to a Pre-Closing Period.

         (e) Neither Acquiror nor the Company shall take or advocate any position with respect to Taxes related to Media, its Subsidiaries, the Company or any Affiliate thereof that reasonably could be expected to adversely affect the other party or any Affiliate thereof. Taking a position consistent with that described in Sections 5.2(b) and 6.2(b) hereof shall not violate the preceding sentence.

         Section 7.6 Apportionment. For purposes of apportioning a Tax to any Short Period or Interim Period, the parties hereto shall treat the Closing Date as the last day of such Period (i.e., the parties shall "close the books" on such date) and shall elect to do so if permitted by applicable law.

         Section 7.7 Cooperation and Books and Records. After the Closing Date, the Company and Acquiror shall (i) provide, and shall cause each of their Affiliates to provide, to the other party and its Affiliates (at the expense of the requesting party) such information relating to Media or its Subsidiaries as the Company or Acquiror may reasonably request with respect to Tax matters and
(ii) cooperate with each other in the conduct of any audit or other proceeding with respect to any Tax involving Media or its Subsidiaries and shall retain or cause to be retained all books and records pertinent to Media or its Subsidiaries for each Taxable Period or portion thereof ending on or prior to the Closing Date until the expiration of the applicable statute of limitations (giving effect to any and all extensions and waivers).

         Section 7.8 Notice of Audit. If any party to the Agreement receives any written notice from any Taxing Authority proposing an adjustment to any Tax for which any other party hereto may be obligated to indemnify under this Agreement, such party shall give prompt written notice thereof to the others that describes such proposed adjustment in reasonable detail. The failure to give such notice shall eliminate the obligations of the other party hereunder, to the extent such failure materially prejudices the rights of the other party to contest such Tax.

         Section 7.9 Certain Rights and Obligations Subsequent to Closing.

         (a) Survival of Representations, Warranties and Covenants. With respect to all Tax matters and all matters included in any section hereof relating to Taxes (e.g., Section 6.2), the representations, warranties, covenants, indemnities and agreements contained herein and in any certificate, instrument or document furnished in connection herewith relating to Taxes are and will be deemed and construed to be continuing representations, warranties, covenants, indemnities and agreements that shall survive (and not be affected in any respect by) the Closing indefinitely.

         (b) Indemnification by the Company and Fairchild. The Company and Fairchild shall, jointly and severally, indemnify, defend and hold harmless Acquiror and Media (each, an "Acquiror Indemnitee") from and against, and shall reimburse each Acquiror Indemnitee for, all Taxes, demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, court costs and reasonable attorneys' fees and expenses relating thereto (including, without limitation, reasonable expenses of investigation and reasonable attorneys' and accountants' fees and expenses in connection with any action, suit or proceeding) (a "Loss" or "Losses") asserted against, imposed upon or incurred by, such Acquiror Indemnitee, directly or indirectly, resulting from (i) Retained Litigation, (ii) Company Commissions, (iii) any unpaid Taxes of Media or its Subsidiaries (or any predecessor of the foregoing) for any Taxable Period, or portion thereof, ending on or before the Closing

Date, and (iv) any Taxes for which Media or its Subsidiaries are liable because it (or any predecessor thereof) was included in a consolidated or combined Tax Return with the Company or any Affiliate thereof for any Taxable Period, or portion thereof, of Media or any of its Subsidiaries (or any predecessor thereof) ending on or before the Closing Date, provided, however, that the Company and Fairchild shall have no indemnification obligation with respect to any such Taxes described in (iii) or (iv) that are (except to the extent such Taxes are subject to apportionment pursuant to the proviso in Section 7.9(c)) attributable, (i) to extraordinary (i.e., non-ordinary course of business) transactions within the control of Acquiror or any Affiliate thereof occurring on the Closing Date after the Closing or (ii) in whole or in part, to any breach of any representation, warranty or covenant by Acquiror or any Affiliate thereof, contained herein (or in any certificate, document, list, or schedule delivered to the Company or Dewey Ballantine by Acquiror or any Affiliate thereof relating to Taxes, including, without limitation, all provisions of the representation letters attached hereto as Exhibits E and F); provided, however, that the following shall be deemed not to constitute a breach of any such representation, warranty or covenant for purposes of this Agreement and the representation letters: (A) any Qualified Repayment, (B) any act taken by Acquiror or any Affiliate thereof that is reasonably necessary to avoid a default under the Credit Agreement or other Qualified Indebtedness, (C) any act taken by Acquiror or any Affiliate thereof after September 30, 1999 which, as of the Closing Date, neither Acquiror nor any such Affiliate had any plan or intention to take, (D) the guarantee, after the Closing Date, of the indebtedness described in Section 5.3 hereof or of Qualified Indebtedness or the performance on such guarantee, and (E) any act or failure to act required pursuant to the Credit Agreement, the Registration Rights Agreement or this Agreement (the items described in this proviso, "Exempt Acts").

         (c) Indemnification by Acquiror. Acquiror shall indemnify, defend and hold harmless the Company and each of its Affiliates (each, a "Company Indemnitee") from and against, and shall reimburse each Company Indemnitee for, all Losses asserted against, imposed upon or incurred by, such Company Indemnitee resulting, in whole or in part, from (i) any misrepresentation or breach of warranty or covenant by Acquiror or any Affiliate thereof other than an Exempt Act, but only to the extent such misrepresentation, warranty or covenant is related to Taxes or contained in any section hereof relating to Taxes, in each case, contained in this Agreement (or in any certificate, document, list or schedule delivered by Acquiror to the Company or Dewey Ballantine hereunder relating to Taxes, including, without limitation, all provisions of the representation letters referred to in Section 6.2(c) and
Section 8.2(e) hereof), (ii) Acquiror Commissions, (iii) any unpaid Taxes of Media or its Subsidiaries for any Taxable Period, or portion thereof, beginning after the Closing Date and (iv) all Taxes attributable to any extraordinary (i.e., non-ordinary course of business) transaction within the control of Acquiror or any Affiliate thereof occurring on the Closing Date after the Closing; provided, however, that the liability of the Company and Acquiror (and the Affiliates of each of the Company and Acquiror) with respect to any Tax described in (i) shall be equitably apportioned in the event and to the extent that any Tax described in (i) is also attributable, in whole or in part, to any misrepresentation or breach of warranty or covenant by the Company or any Affiliate thereof, but only to the extent such misrepresentation, warranty or covenant is related to Taxes or is contained in any section hereof relating to Taxes; provided, further, that there shall be no such apportionment of liability to the extent that the Loss would not have been suffered but for the misrepresentation or breach of warranty, covenant or promise by Acquiror or its Affiliates and was not attributable in whole or in part to any misrepresentation or breach of warranty or covenant by the Company or its Affiliates related to Taxes or contained in any Section hereof related to Taxes. Any payments to any Company Indemnitee under Section 7.9 from Acquiror shall be made in voting stock of Acquiror (for federal income tax purposes) having a value equal to the amount for which indemnification is due.

         (d) Indemnification Procedures. The Company shall assume the defense of the Retained Litigation with counsel selected by the Company. The Company shall not be liable for legal or other expenses subsequently incurred by the Acquiror Indemnitee in connection with the defense thereof, although each Acquiror Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense. Notwithstanding the foregoing, the Company shall be liable for the reasonable fees and expenses of counsel employed by any Acquiror Indemnitee, if and only to the extent that (i) the Company has failed to employ counsel or defend such action within a reasonable time, (ii) the employment of counsel and the amount reimbursable thereof by the Company has been authorized in writing by the Company or (iii) the Acquiror Indemnitees have been advised by its counsel, reasonably satisfactory to the Company, that such counsel believes that there exists one or more meritorious defenses available to it which are different from or additional to that available to the Company. Each Acquiror Indemnitee shall cooperate with the Company in the defense of the Retained Litigation, give the Company reasonable access to all information relevant thereto and make employees and other representatives available on a mutually convenient basis to provide additional information and explanation of any material provided in connection therewith. The Company shall not be obligated to indemnify any Acquiror Indemnitee for any Losses resulting from Retained Litigation settled or compromised without the Company's prior written consent. Other than payment of money damages, the Company shall not, without the prior written consent of Acquiror effect any settlement or compromise of the Retained Litigation if such settlement or compromise imposes any equitable or injunctive relief on Acquiror or any of its Subsidiaries, including Media and its Subsidiaries.

         (e) Indemnification and Tax Amounts. Notwithstanding any other provision of this Agreement, any Tax or other Loss for which indemnification is provided under this Agreement shall be (i) increased to take account of any net Tax Cost incurred by the indemnified party (or any Affiliate thereof) arising from the receipt or accrual of indemnity payments hereunder (i.e., grossed-up for any Tax incurred on such increase) and (ii) reduced to take account (on a present value basis) of any net Tax Benefit realized by the indemnified party (or any Affiliate thereof) arising from the incurrence or payment of any such Tax or other Loss. In addition, if a party or any Affiliate thereof that is indemnified for any Tax or other Loss hereunder (the "First Party") realizes a Tax Benefit as a result of a payment or accrual of the indemnified Tax or Loss and such Tax Benefit was not previously taken into account in calculating an indemnity payment hereunder, the First Party shall pay to the indemnifying party the amount of such Tax Benefit when and if actually realized, together with any additional Tax Benefit realized as a result of payment pursuant to this sentence. In the event (and to the extent) the Company or any Affiliate thereof bears any adverse Tax consequences as a result of the Prior Transactions, the contributions of assets by Media to Fairchild, the Spinoff, or the Acquisition not having the Tax consequences contemplated pursuant to Section 3.10(b), by making a payment of Tax or otherwise bearing the economic burden thereof for which it is not indemnified by Acquiror rather than making a payment for indemnification, Acquiror shall also pay to the Company the amount of any Tax Benefit realized , when and if actually realized, by the Acquiror or any of its Affiliates as a result of such event. In addition, any indemnification payments shall be made no later than 15 days after written notice (provided that such payment shall not exceed the original indemnity payment made to the First Party) of a Final Determination with respect to any Tax for which indemnification is provided by the indemnitor.

         Section 7.10 Tax Contests. The Company and its duly appointed representatives shall have the right to negotiate, resolve, settle or contest any claim for Tax asserted by any Taxing Authority against the Company or any of its Affiliates, which Affiliates include Media and its Subsidiaries for all Pre-Closing Periods and all taxable periods that include the Closing Date, provided, however, (i) when and if the Company becomes reasonably aware that there is a reasonable likelihood that a Loss that a Company Indemnitee may suffer with respect to such claim, if sustained, would be indemnifiable in whole or in part by Acquiror or any of its Affiliates, the Company shall promptly give Acquiror notice in writing of such claim and shall furnish Acquiror with copies of all writings received from the relevant Taxing Authority relating to such claim to the extent such claim or writings relate to a Tax with respect to which the Company may seek indemnification from the Acquiror hereunder (but the failure to do so shall relieve the Acquiror of its obligation hereunder only to the extent such failure materially impairs its ability to participate in the contest of such claim); (ii) the Company shall keep the Acquiror reasonably informed of the nature of all actions taken to contest such claim, shall consult in good faith with the Acquiror with respect to the contest of such claim and shall permit the Acquiror to review and comment on all the portions of relevant written submissions related to such claim; (iii) upon Acquiror's written request and written acknowledgement that, unless it is established upon the resolution of such claim that such Loss was in no part attributable to an indemnifiable act or failure to act by Acquiror or any of its Affiliates, it will be liable to indemnify the Company Indemnitee with respect to part or all of the Loss the Company Indemnitee would suffer if such claim were sustained, Acquiror shall be permitted at its own expense to participate in the contest of the imposition, validity, applicability or amount of such claim and the decisions relating thereto, including the decisions whether any action to contest such claim will initially be by way of judicial or administrative proceedings, or both and whether any such claim will be contested by resisting payment thereof or by paying the same and seeking a refund thereof (but in the event of disagreement between the parties with respect to any such decision relating to the contest of such claim, the Company's position shall prevail provided it represents in writing, upon Acquiror's written request, that such position is based upon consideration in good faith and in a reasonable manner factors solely relating to the indemnifiable claim); provided, further, that the Company shall not settle such claim or fail to take further action with respect to such claim without the written consent of Acquiror, which consent shall not be unreasonably withheld. The Company and Acquiror shall each bear its own expenses incurred in connection with the contest of any claims for Tax. The Company shall, if requested by Acquiror in a timely written request, appeal any adverse decision of any court with respect to a claim for Tax with respect to which the Company may seek indemnification from Acquiror hereunder; provided, however, that the Company shall not be obligated to make any such appeal if (i) upon written request of the Company, Acquiror's independent tax counsel fails to provide at Acquiror's expense a written opinion to the Company that such an appeal would have a reasonable prospect for success or (ii) the Company provides to Acquiror its written acknowledgement that Acquiror will be liable to indemnify the Company for less than 50% of the dollar amount of the claims relating to the Prior Transactions, the Spin-off, the contributions of assets by Media to Fairchild and the transactions contemplated hereby that are then appealable by the Company in such case and the written opinion of the Company's independent tax counsel that there is not a reasonable prospect for success in the appeal of the adverse decision that is the subject of Acquiror's written request; and provided, further, that the Company shall not be obligated to appeal an adverse decision to the Supreme Court. If the Company does not assume the defense of any such claim for Tax asserted against Media or its Subsidiaries, Acquiror or Media or its Subsidiaries may defend the same in such manner as it may deem appropriate, including, but not limited to, settling such audit or proceeding with the consent of the indemnitor, which consent shall not be unreasonably withheld.

         Section 7.11 Notices of Certain Events. Each of Acquiror and the Company shall promptly notify the other following the receipt of any notice or other communication from any Governmental Entity or other person in connection with the transactions contemplated hereby or of any action, suit, claim or proceeding commenced or, to its knowledge threatened, against it which relates to or seeks to prohibit the consummation of the transactions contemplated hereby.

         Section 7.12 Employee Benefit Plans. (a) The Company will retain all liabilities and obligations for claims incurred prior to the Closing Date by current and former employees of the Publishing Business (and their dependents) under plans or arrangements maintained or sponsored by the Company that provide employee welfare benefits (including, without limitation, medical, dental, vision, life, accident, long-term disability and severance benefits) ("Welfare Benefits"). As of the Closing Date, the Company will cause Fairchild to assume all liabilities and obligations of Media and its Subsidiaries for the benefits of current and former employees of the Publishing Business under the Benefit Equalization Plan of ABC, Inc. and the Benefit Equalization Plan of ABC Media, Inc.

         (b) Acquiror acknowledges that Media and its Subsidiaries shall retain all liabilities and obligations for (i) the Welfare Benefits of current and former employees of the Publishing Business (and their dependents) under plans or arrangements maintained or sponsored by Media or any of its Subsidiaries and
(ii) all retiree medical and life insurance benefits for current and former employees of the Publishing Business.

         (c) With respect to the Welfare Benefits of employees of the Publishing Business who are receiving long-term disability benefits as of the Closing Date, the Company and Acquiror will enter into an agreement prior to the Closing Date establishing the terms and procedures pursuant to which Acquiror will be reimbursed for all of the costs and expenses of such Welfare Benefits that arise (during the period such long-term disability benefits are being received) under plans or arrangements maintained by Media or its Subsidiaries following the Closing Date (which plans shall be no more favorable to such disabled participants than the applicable plans as of the Closing Date).

         Section 7.13 Implied Warranties. (a) Except as expressly provided in this Agreement, the Company has not made and is not making any representation or warranty whatsoever to Acquiror as to Media or its Subsidiaries or their respective businesses and shall not be liable in respect of the accuracy or completeness of any information provided to Acquiror in connection with this Agreement. Without limiting the foregoing, Acquiror acknowledges that Acquiror, together with its advisors, has made its own investigation of Media and its Subsidiaries and their respective businesses and is not relying on any implied warranties (whether of merchantability or fitness for a particular purpose or otherwise), or upon any representation or warranty whatsoever as to the prospects (financial or otherwise), or the viability or likelihood of success, of the businesses of Media or its Subsidiaries as conducted after the Closing Date, or upon the information contained in the confidential Information Memorandum, dated February 19, 1997, furnished by Credit Suisse First Boston Corporation on behalf of the Company, or in any subsequent or supplemental materials provided by the Company, except as expressly provided in this Agreement.

         (b) Except as expressly provided in this Agreement, Acquiror has not made and is not making any representation or warranty whatsoever to the Company as to itself or its Affiliates or their respective businesses and shall not be liable in respect of the accuracy or completeness of any information provided to the Company in connection with this Agreement. Without limiting the foregoing, the Company acknowledges that the Company, together with its advisors, has made its own investigation of Acquiror and its Affiliates and their respective businesses and is not relying on any implied warranties (whether of merchantability or fitness for a particular purpose or otherwise), or upon any representation or warranty whatsoever as to the prospects (financial or otherwise), or the viability or likelihood of success, of the businesses of Acquiror or its Affiliates as conducted after the Closing Date, or in any materials provided by Acquiror, except as expressly provided in this Agreement.


                                  ARTICLE VIII

                          CONDITIONS TO THE ACQUISITION

         Section 8.1 Conditions to Obligations of Each Party to Effect the Acquisition. The respective obligations of each party hereto to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by the Company or Acquiror in whole or in part, to the extent permitted by applicable law:

        (a) No Injunction. No federal or state governmental or regulatory body or courtof competent jurisdiction shall have enacted, issued, promulgated or enforced any statute, rule, regulation, executive order, decree, judgment, preliminary or permanent injunction or other order which is in effect and which prohibits, enjoins or otherwise restrains the consummation of the Acquisition; provided, that the parties shall use commercially reasonable efforts to cause any such decree, judgment, injunction or order to be vacated or lifted; and

        (b) HSR Act Waiting Period. Any applicable waiting period under the HSR Act relating to the Acquisition shall have expired or terminated and no action shall have been instituted by the Department of Justice or the Federal Trade Commission challenging or seeking to enjoin the consummation of the Acquisition or the Spinoff or the other transactions contemplated hereunder, other than an action which shall have been withdrawn or terminated.

        (c) Consummation of Spinoff. The Spinoff shall have been consummated.

         Section 8.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to effect the Acquisition is also subject to the satisfaction at or prior to the Closing Date of each of the following additional conditions, unless waived in writing by the Company:

        (a) Accuracy of Representations and Warranties. All representations and warranties made by Acquiror herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except for representations and warranties that are made as of a specific date or time, which shall be true and correct in all material respects only as of such specific date or time;

                  (b) Compliance with Covenants. Acquiror shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement to be performed or complied with by it prior to or at the Closing Date;

                  (c) Officer's Certificates. The Company shall have received such certificates of Acquiror, dated the Closing Date and signed by an executive officer of Acquiror, to evidence satisfaction of the conditions set forth in Sections 8.2(a) and 8.2(b) as may be reasonably requested by the Company;

                  (d) Consents. All consents, approvals, orders, authorizations, registrations, declarations, and filings referred to in Section 3.4 required to be obtained or made prior to the Closing Date shall have been made or obtained;

                  (e) Tax Ruling or Legal Opinion. The Company shall have received, as contemplated by Section 6.2, (i) an advance letter ruling from the IRS to the effect that each transfer of assets from Media to Fairchild qualified as a tax-free exchange under Sections 351 and/or 368(a)(1)(D) of the Code with respect to which no gain or loss is recognized, the Spinoff will qualify as a wholly tax-free distribution within the meaning of Section 355 and/or Section 361 of the Code and with respect to which no gain or loss is recognized no amount will be included in income, and/or that the Acquisition will qualify as a "reorganization," with respect to which no gain or loss is recognized, under Section 368(a)(1)(B) of the Code that is acceptable to the Company in its sole and absolute discretion; (ii) an opinion of Dewey Ballantine, special counsel to the Company, based upon reasonably requested representation letters referenced in Section 6.2(c) regarding the federal income tax treatment of those transactions that is acceptable to the Company in its sole and absolute discretion or (iii) some combination of the items described in (i) and (ii) that is acceptable to the Company in its sole and absolute discretion and (iv) if the Company obtains an advance letter ruling regarding any such transaction, an opinion from Dewey Ballantine, special counsel to the Company, based upon certain reasonably requested representation letters (a copy of the representation letter to be requested from Acquiror is attached hereto as Exhibit F) and satisfactory to the Company in its sole and absolute discretion, to the effect that the Company is entitled to rely on such letter ruling; and

                  (f) Tax Development. The Company shall have determined, after consultation with counsel, that there has not occurred on or after the date of this Agreement, any Adverse Tax Development.

                  (g) Registration Rights Agreement. Acquiror shall have delivered to the Company a Registration Rights Agreement, in the form attached hereto as Exhibit G (the "Registration Rights Agreement"), duly executed by Acquiror.

         Section 8.3 Conditions Precedent to the Obligations of Acquiror. The obligation of Acquiror to effect the Acquisition is also subject to the satisfaction at or prior to the Closing Date of each of the following additional conditions, unless waived in writing by Acquiror:

         (a) Accuracy of Representations and Warranties. All representations and warranties made by the Company herein shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except for representations and warranties that are made as of a specific date or time, which shall be true and correct in all material respects only as of such specific date or time;

         (b) Compliance with Covenants. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement to be performed or complied with by it prior to or at the Closing Date;

         (c) Consents. All consents, approvals, orders, authorizations, registrations, declarations and filings referred to in Section 4.4 required to be made or obtained prior to the Closing Date shall have been made or obtained;

         (d) Officer's Certificates. Acquiror shall have received such certificate of the Company, dated the Closing Date, signed by an executive officer of the Company to evidence satisfaction of the conditions set forth in Sections 8.3(a) and 8.3(b) as may be reasonably requested by Acquiror; and

         (e) Media Benefit Plan. A defined benefit pension plan shall be sponsored by Media (the "Media Plan") covering all participants (and their beneficiaries) under the Times Leader Pension Plan (the "TL Plan") and the ABC Publishing Pension Plan (the "Publishing Plan") who were employed with the Publishing Business prior to the Closing Date, other than retirees in pay status under the Publishing Plan (the "Transferring Participants"). The terms of the Media Plan shall be consistent with the obligations of Media under the agreement referred to in Section 6.4 hereof. The Media Plan shall have the liability for all vested and unvested accrued benefits of the Transferring Participants under the TL Plan and the Publishing Plan as of the time the Media Plan is established, and shall hold assets in trust having a value at least equal to the actuarial accrued liability under the Media Plan for the Transferring Participants, determined based on the applicable actuarial assumptions and methods set forth in the January 1, 1996 actuarial valuation report for the Publishing Plan prepared by Watson Wyatt Co.

         (f) Registration Rights Agreement. The Company shall have delivered to Acquiror the Registration Rights Agreement, duly executed by the Company.

         (g) Intercompany Accounts. Except as otherwise expressly provided herein, the Company shall have paid all indebtedness and other amounts owed by the Company and its Affiliates to Media and its Subsidiaries and Media and its Subsidiaries shall have paid all indebtedness and other amounts owed by Media and its Subsidiaries to the Company and its Affiliates (other than Media and its Subsidiaries), in each case other than ordinary course accounts payable for goods and services.

         (h) Lien on Assets. Neither Media nor any Subsidiaries of Media shall be obligated under the Credit Agreement or any related document to grant a Lien or security interest or take any action to perfect any Lien or security interest, other than actions required to perfect or continue the perfection of a Lien or security interest in assets in which such Lien or security interest was granted prior to the Closing Date and steps were taken to perfect such Lien or security interest prior to the Closing Date but such actions to perfect such Lien or security interest were defective or wrong or suffer from other deficiencies, or additional actions are required to perfect such Lien or security interest due to a change in facts or a change in law.

                                   ARTICLE IX

                                   TERMINATION

         Section 9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

         (a) by mutual written consent of the Company and Acquiror;

         (b) by either the Company or Acquiror, if (i) any federal or state court of competent jurisdiction or other federal or state governmental or regulatory body shall have issued any judgment, injunction, order or decree prohibiting, enjoining or otherwise restraining the transactions contemplated by this Agreement and such judgment, injunction, order or decree shall have become final and nonappealable (provided, that the party seeking to terminate this Agreement pursuant to this paragraph (b) shall have used commercially reasonable efforts to remove such judgment, injunction, order or decree) or (ii) any statute, rule, regulation or executive order promulgated or enacted by any federal or state governmental authority after the date of this Agreement which prohibits the consummation of the Acquisition shall be in effect;

         (c) by the Company, if either (i) Acquiror fails to perform any material covenant in this Agreement when performance thereof is due and does not cure the failure within twenty (20) business days after the Company delivers written notice thereof or (ii) any condition in Section
      8.1 or 8.2 has not been satisfied or waived prior to the Termination Date; provided, however, that the Company cannot terminate this Agreement under this Section 9.1(c) if it is in material breach of its obligations hereunder; or

         (d) by Acquiror, if either (i) the Company fails to perform any material covenant in this Agreement when performance thereof is due and does not cure the failure within twenty (20) business days after Acquiror delivers written notice thereof or (ii) any condition in Section 8.1 or
      8.3 has not been satisfied or waived prior to the Termination Date; provided, however, that Acquiror cannot terminate this Agreement under
      Section 9.1(d) if it is in material breach of its obligations hereunder.

         Section 9.2 Effect of Termination. (a) In the event of any termination of this Agreement pursuant to Section 9.1 hereof, this Agreement forthwith shall become void and of no further force or effect, and no party hereto (or any of its Affiliates, directors, officers, agents or representatives) shall have any liability or obligation hereunder, except in any such case (i) in accordance with the expense provisions of Section 10.5, the confidentiality provisions of

Section 7.1 and Section 9.2(b), which shall survive any such termination and
(ii) to the extent such termination results from the breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

         (b) If this Agreement is terminated by the Company or Acquiror due to the failure to satisfy the conditions set forth in Section 8.2(e) or Section 8.2(f), then the Company agrees that for a period of 30 days from the date of any such termination, (i) the Company will negotiate exclusively with Acquiror to reach an alternative arrangement to consummate the sale of the Publishing Business to Acquiror on a taxable basis, and (ii) none of the Company or any of its Affiliates nor any officer, director, employee, representative or agent of the Company shall, directly or indirectly, solicit or initiate or participate in any way in discussions or negotiations with or enter into any agreement with any Person or group of Persons (other than Acquiror) concerning any proposal or offer (including, without limitation, any proposal or offer to the Company's or its Affiliates' stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, purchase of, directly or indirectly, any interest in the Publishing Business.


                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.1 Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants or agreements contained in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement shall survive the Closing Date other than (i) any representation, warranty, covenant or agreement with respect to Taxes (and in any schedule, certificate, or other document delivered herewith relating to Taxes, including, without limitation, Exhibits E and F hereto), which shall survive indefinitely and (ii) any covenant or agreement of the parties hereto which by its terms contemplates performance after the Closing Date, including the indemnitees provided in Section 7.9 hereof and the covenants set forth in Section 7.12 hereof.

         Section 10.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by fax (with immediate confirmation) or nationally recognized overnight courier service, as follows:

          (a)    if to Acquiror, to:

                 Knight-Ridder, Inc.
                 One Herald Plaza
                 Miami, Florida 33132

                 Attn: Cristina L. Mendoza, Esq.
                 Fax:  (305) 995-8044
         with a copy to:

         Hughes Hubbard & Reed LLP
         One Battery Park Plaza
         New York, New York 10004

         Attn:  Garett J. Albert, Esq.
         Fax:  (212) 422-4726

 (b)     if to the Company, to:

         ABC, Inc.
         77 West 66th Street
         New York, New York 10023

         Attn:  General Counsel
         Fax:   212-456-6908

         with a copy to:

         Dewey Ballantine
         1301 Avenue of the Americas
         New York, New York 10019
         Attn: Morton A. Pierce, Esq.
         Fax: (212) 259-6640

or to such other Person or address or facsimile number as any party shall specify by like written notice to the other parties hereto (any such notice of a change of address to be effective only upon actual receipt thereof).

         Section 10.3 Entire Agreement. This Agreement (including the schedules, exhibits and other documents referred to herein), together with the Confidentiality Agreement referred to in Section 7.1, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements and understandings between any of the parties hereto with respect to the subject matter hereof. Notwithstanding the foregoing, the Confidentiality Agreement shall terminate automatically on the Closing Date solely with respect to information relating to Media.

         Section 10.4 Assignment; Binding Effect. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned, in whole or in part, by either party (whether by operation of law or otherwise) without the prior written consent of the other party hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person, other than the parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 10.5 Fees and Expenses. Except as otherwise provided herein, all costs and expenses incurred by Acquiror or the Company in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) shall be borne by the party which incurs such cost or expense, except that all costs and expenses incurred by Media or its Subsidiaries in connection with (i) this Agreement and the transactions contemplated hereby and (ii) the borrowing contemplated by
Section 5.3 hereof that do not exceed $2 million plus legal and accounting fees incurred prior to the Closing Date (collectively, the "Fees") shall be paid by Media, but shall not reduce the net worth of Media below the Net Worth Amount, and, to the extent such net worth would be less than the Net Worth Amount, the Fees shall be funded by Fairchild.

         Section 10.6 Amendments. This Agreement may be amended by the parties at any time prior to the Closing Date; provided, that this Agreement may not be amended or modified except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 10.7 Waivers. At any time prior to the Closing Date, the Company, on the one hand, or Acquiror, on the other hand, may, to the extent legally allowed, (a) extend the time specified herein for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (c) waive compliance by the other with any of the agreements or covenants of such other party or parties (as the case may be) contained herein. Any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party or parties to be bound thereby. No such extension or waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to strictly comply with the provisions of this Agreement. The failure of any party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies.

         Section 10.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         Section 10.9 Captions. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 10.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         Section 10.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any applicable principles of conflicts of law.

         Section 10.12 Limitations of Remedies. Neither party hereto shall be liable to the other for indirect, special, incidental, consequential or punitive damages claimed by such other party resulting from such first party's breach of its obligations, agreements, representations or warranties hereunder, provided, that nothing hereunder shall preclude any recovery by an indemnified party against an indemnifying party for third party claims.

                                     * * *

         IN WITNESS WHEREOF, the parties have executed this Acquisition Agreement as of the date first above written.




                                            ABC, INC.



                                            By: /s/ Stephen B. Burke
                                               --------------------------------
                                               Stephen B. Burke
                                               Executive Vice President



                                            KNIGHT-RIDDER, INC.


                                            By: /s/ Christina L. Mendoza
                                                -------------------------------
                                                Cristina L. Mendoza
                                                Vice President and
                                                General Counsel